Exhibit 10.13

(English Translation)

Wanqingsha Emperor Banana Land Lease Cooperation Development Contract (“Contract”)

Lessor (“Party A”): Fruits Association of Wanqingsha Town, Nansha District, Guangzhou (Representative of Farmers)

Tenant (“Party B”): Guangzhou Organic Region Agriculture Limited

General

1.

Party A and Party B entered into this Contract based on the principle of equal, willingness and in order to define the rights and obligations of Party A and Party B.

2.

Cooperation Method: Party B rents the land with ownership, using right and proceeds disposing right from Party A at the negotiated price, then Party B consigns the operation and management of the land to Party A, finally Party A transfers the products acquired from the land to Party B by charge.

3.

Subject Matter: the land leased by Party B locates at Wanqingsha Town, Nansha District, Guangzhou, total areas of 3,280mu. Pursuant to this Contract, the land leased by Party B includes the plants on the land, but not including underground resources and embeddings.

4.

Term: 25 years from Aug 1, 2008 to July 30, 2033.

5.

Price: Party B agrees to pay total price of lease to Party A at one time, at 1,250RMB/mu, 50RMB per mu per year. Total price of lease is 4,100,000 RMB.

6.

Payment: Party B shall pay all the amount in cash before Mar 31, 2008 to Party A (remit to the appointed account number of Party A), as for details it shall be in conformity with the receipt issued by Party A. After all the amount are paid, two parties shall arrange a settlement to confirm the receipt of the amount.

Rights of Party A

7.

Party A shall have the rights to negotiate with Party B with respect to the development of plants and renewal of products, and conduct self production under the precondition of enhancement of productivity and quality of products.

8.

Party A shall have the rights to require the amount of lease to Party B according to the time prescribed in the Contract.

9.

Under the circumstances of not changing the usage of the land, Party A shall have the rights to be consigned by Party B to manage the land (or leave the land to original tenant for management). Within the Term of this Contract, Party A will not pay management fee to Party B, and vice versa. Agricultural products shall belong to Party A.

10.

Party A shall have the rights to transfer the agricultural products on the land to Party B at the local prevailing price.

11.

Other rights regulated by laws and administrative regulations.

Obligations of Party A

12.

Party A shall maintain the lease operation rights of Party B, shall not change and relieve the Contract illegally.

13.

According to planning of Party B, Party A shall arrange the plantation, cultivation  and storage of agricultural products, and supply the products in time to Party B according to Party B’s order requirements.

14.

Party A shall reasonably guarantee the priority supply of agricultural products acquired from the leased land to Party B. Party A and consigned land managers shall not supply the agricultural products acquired from the leased land to any other third party before abundant supply to Party B per Party B’s order.

15.

Party A shall assist Party B to make long-term development plan of agricultural products on the leased land, set up agricultural products supply base, transform or renew the products, set up storage warehouse (cold warehouse) and processing plant within the area.

16.

Other obligations regulated by laws and administrative regulations

Rights of Party B

17.

Party B shall, together with Party A, make long-term development plan of agricultural products on the leased land, set up agricultural products supply base within the area, direct Party A the technology of planting, transform or renew the products, set up storage warehouse (cold warehouse) and processing plant to maximize the profit of Party A.

18.

Party B shall have the rights to acquire the agricultural products produced on the leased land through compensation to Party A, and Party A shall not refuse at the same situation.

19.

If the land is eminent or used legally, the compensation acquired from this will pay for the amount of outstanding rent.

20.

Other rights regulated by laws and administrative regulations.

Obligations of Party B

21.

Party B shall pay the amount of rent according to the time prescribed in the Contract.

22.

After executing this Contract for five years (from year of 2013), Party B shall guarantee to buy Party A’s products in priority. At the same period and the same situation, Party B shall not purchase the same kind of agricultural products from any third party of domestic supplier under the precondition that Party A has the products to supply.

23.

Under the precondition that Party A does not refuse to accept the management of leased land consigned by Party B, Party B shall not assign or consign the management right to any third party, and shall not manage or deal with the land by itself.

24.

Party B shall use the land in conformity with the law of PRC, shall not conduct any illegal activities by using the land, and it will be the Party B’s obligation to bear the results from this.

25.

Other obligations regulated by laws and administrative regulations.

Changes and Termination

26.

This Contract has legal binding after effectiveness. Any party shall not change or terminate the Contract at discretion. Any change or termination of the Contract shall be made through negotiates of two Parties.

27.

If any Party wants to change or terminate the Contract, it shall inform the other Party of this before  days, and negotiate to reach written agreement.

28.

During the period of this Contract, if state policies changes greatly and affects the interests of Party B materially, Party B may require to change or terminate the Contract.

29.

If Party B breaches the regulations of this Contract, such as failing to pay and delay to pay the rent, or change the usage of the land to damage the properties collectively, Party A shall have the rights to terminate the Contract and require Party B to undertake the obligation of breach.

30.

If the Contract can not be executed due to force majeure, the Contract will be terminated automatically.

31.

The Contract will be automatically terminated at the time of expiration.

Liabilities for Breach

32.

The two Parties shall implement the Contract completely. Any Party not implementing all or part of the Contract shall bear the liabilities for breach.

33.

If Party A breaches the regulations of this Contract not to lease the land to Party B per the stipulation of the Contract, Party A shall reimburse Party B by double rent of the land.

    If Party A breaches the regulations of this Contract and refuse to accept or give up the management of leased land consigned by Party B, Party B may assign or consign the management right to a third party, or manage the land by itself.

    If Party A breaches the regulations in No. 14, changing the kind of agricultural products without negotiation with Party B, Party A shall reimburse Party B by double rent of the land and should cover the actual loss of Party B.

    If Party A breaches the regulations in No. 15, sustainably transferring the products to third party in one year, Party A shall reimburse Party B by double rent of the land in that year; if Party A transfers the products to third party in different years continually, Party A shall reimburse Party B by double rent of the land in outstanding years of the Contract term, and should cover the actual loss of Party B.

If Party A is unwilling to reimburse, Party B shall have the rights to withdraw the management rights, dispose the management right in outstanding years of the Contract term plus agricultural products cultivated on the land so as to be compensated for the loss.

34.

If Party B breaches the regulations of No. 21, 23 and 24, the Contract will terminate automatically, and Party A does not return the rent.

35.

Any disputes raised from this Contract shall be solved through negotiation or congruity. If negotiation or congruity is impossible, it will be solved by Local Court of Party A.

36.

Other outstanding issues shall be executed pursuant to related laws and regulations. The Parties could make supplementary terms and conditions through negotiations, which shall have the same legal force to this Contract.

37.

The Contract will take effect after signed and sealed by two Parties.

38.

The Contract is prepared in quadruplicate, each party holds one copy, and two copies are filed.

Lessor (“Party A”): Fruits Association of Wanqingsha Town, Nansha District, Guangzhou

Signature:

Representative:

Address:

Date: Jan 03, 2008

Tenant (“Party B”): Guangzhou Organic Region Agriculture Limited

Signature:

Legal Representative:

Address:

Date: Jan 03, 2008